As filed with the Securities and Exchange Commission on July 18, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Establishment Labs Holdings Inc.
(Exact name of Registrant as specified in its charter)

British Virgin Islands	3842	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Building B15 and 25
Coyol Free Zone
Alajuela
Costa Rica
+506 2434 2400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Renee Gaeta
Motiva USA LLC
16192 Coastal Highway
Lewes, DE 19958
+506 2434 2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Casey McGlynn Elton Satusky Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Audrey M. Robertson Conyers Dill & Pearman Commerce House, Wickhams Cay 1 Road Town, Tortola VG1110 British Virgin Islands (284) 852 1000	Mark B. Weeks Frank F. Rahmani John T. McKenna Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-225791
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, no par value	678,818	$18.00	$12,218,724	$1,521.24

(1)
Represents only the additional number of shares being registered and includes 88,541 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the 3,593,750 common shares that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-225791).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered common shares at an aggregate offering price not to exceed $61,093,750 on a Registration Statement on Form S-1 (File No. 333-225791), which was declared effective by the Securities and Exchange Commission on July 18, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of common shares having a proposed maximum aggregate offering price of $12,218,724 is hereby registered, which includes additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional common shares, no par value, of Establishment Labs Holdings Inc., a British Virgin Islands company, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-225791) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 18, 2018, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of common shares offered pursuant to the Original Registration Statement by 678,818 shares, which includes 88,541 additional shares that the underwriters have the option to purchase. The additional common shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Conyers, Dill & Pearman

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1)

24.1(1)	Power of Attorney
___________________
(1)      Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 225791), originally filed with the Securities and Exchange Commission on June 21, 2018 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of July, 2018.

ESTABLISHMENT LABS HOLDINGS INC.

By:	/s/ Juan Jose Chacon Quiros
Juan Jose Chacon Quiros Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Juan Jose Chacon Quiros	Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2018
Juan Jose Chacon Quiros

/s/ Renee Gaeta	Chief Financial Officer (Principal Financial Officer)	July 18, 2018
Renee Gaeta

*	Chairman of the Board of Directors	July 18, 2018
Nicholas Lewin

*	Director	July 18, 2018
Dennis Condon

*	Director	July 18, 2018
Lisa N. Colleran

*	Director	July 18, 2018
Ed Schutter

*	Director	July 18, 2018
David Hung, M.D.

*	Director	July 18, 2018
Allan Weinstein

*By:	/s/ Juan Jose Chacon Quiros
Juan Jose Chacon Quiros Attorney-in-fact